Exhibit 99.1

Accendra Health’s Ed Pesicka Announces Intent to Retire; Board of Directors Has Begun Successor Search

RICHMOND, VA – August 10, 2026 – Accendra Health, Inc. (NYSE: ACH) (the Company) today announced that President and Chief Executive Officer Edward A. Pesicka has informed the Board of Directors of his plan to retire by the end of 2026, after more than seven years with the Company. Mr. Pesicka will also retire from the Company’s Board of Directors before the end of the year. The Board of Directors maintains a long-standing, robust succession planning process established to address officer succession. Through that process, the Board has previously identified potential candidates with the capabilities to succeed Mr. Pesicka. With Mr. Pesicka’s decision and announcement, the Board will leverage that preparation to comprehensively evaluate and select the Company’s next President and CEO. Mr. Pesicka may serve in an advisory capacity beyond his planned retirement date to help ensure a smooth and successful transition.

“Ed Pesicka has faithfully served our customers, teammates, and shareholders for nearly eight years,” commented Mark Beck, Chair of the Company’s Board of Directors. Mr. Beck continued, “Upon arrival, Ed quickly stabilized the company and then had to quickly pivot to lead the Company through a rapid expansion of personal protective equipment production during the pandemic in support of patients and caregivers, and he then guided our transformation into Accendra Health, a pure play home-based care company. Throughout his tenure, Ed strengthened our culture and built a great team, leaving a lasting legacy. On behalf of the Board of Directors, I want to express our most sincere gratitude to Ed for his commitment, significant contributions, and steady leadership. We wish him health and happiness in retirement.”

Mr. Pesicka commented, “The decision to retire is never easy, and there is never an ideal time. Having completed the divestiture of Owens & Minor, the balance sheet optimization transaction, and, most recently, changes to our management structure across the business, this is the best time to begin my next chapter. Through the continued leadership of our Board of Directors and the executive team, I am confident that this transition will be smooth, and I have no doubt that Accendra Health’s future is extremely bright. I want to thank the Board for their guidance, partnership, and trust over the last several years, and, most importantly, I want to thank every Accendra Health teammate for their dedication and hard work. I have been extremely proud to be part of the team.”

August 10 Investor Conference Call for Second Quarter 2026 Financial Results

As previously announced, Accendra Health will host a conference call for investors and analysts on August 10, 2026, at 8:00 a.m. E.T. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Accendra Health website available at investors.accendrahealth.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2026 financial results, our expectations regarding the performance of our business following the completion of the sale of the Products & Healthcare Services business, uncertainty about the time required to select and appoint the Company’s next President and CEO, our cost saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.accendrahealth.com. Given these risks and uncertainties, the Company can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Accendra Health

Accendra Health, Inc. (NYSE: ACH) is a leading nationwide provider of products, technology, and services that support health beyond the hospital for millions of people each year. We connect patients, providers, and insurers, delivering innovative solutions that help promote better health outcomes and improve quality of life for people living with chronic, complex health conditions. Backed by the industry-leading expertise of our Apria and Byram brands, Accendra Health is reimagining the future of home-based care. To learn more about our broad portfolio of essentials for diabetes, sleep health, wound care, respiratory care, urology, and ostomy, visit www.accendrahealth.com.

CONTACT:

Investors

Will Parrish

Vice President, Strategy, Corporate Development, & Investor Relations

Investor.Relations@accendra.com

Media

Darla Turner

media@accendra.com

ACH-CORP

ACH-IR

SOURCE: Accendra Health, Inc.

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